                                                                   EXHIBIT 10.51

                    ***PORTIONS OF THIS EXHIBIT MARKED BY
                    BRACKETS ("[______]") OR OTHERWISE
                    IDENTIFIED HAVE BEEN OMITTED PURSUANT
                    TO A REQUEST FOR CONFIDENTIAL
                    TREATMENT.  THE OMITTED PORTIONS HAVE
                    BEEN FILED SEPARATELY WITH THE
                    SECURITIES AND EXCHANGE COMMISSION.***

                               INTERSTATE FIBERNET

                              COLLOCATION AGREEMENT

This agreement is made and entered into this 1st day of July, 1997 by and between Interstate FiberNet and Cybernet Holding, Inc. hereinafter referred to as ("Customer").

      I. Term. Customer shall have use of the access to space at the Interstate FiberNet Point of Presence located at [_________________________________]
(hereinafter referred to as the "POP space") for 36 months, beginning on the 1st day of July, 1997 and ending on the 1st day of July, 1998. At the conclusion of the minimum term, this Agreement will continue on a month-to-month basis and will continue in such manner until either party is notified, in writing, sixty
(60) days prior to the date Customer or Interstate FiberNet desires to terminate this Agreement.

      II. Conditions of Presence. Customer may use the POP space, set forth in Exhibit C attached hereto, for installing, maintaining and operating certain equipment (hereinafter referred to as "Equipment"), set forth in Exhibit B attached hereto, to interconnect with telecommunication services provided by Interstate FiberNet to Customer or Customer's customer(s). All decisions concerning location of the Equipment and the installation, connectivity and maintenance of the Equipment will be at the discretion of Interstate FiberNet.

      III. Rental. This Agreement is made for and in consideration of the covenants herein contained and a monthly rental which Customer shall pay to Interstate FiberNet of [____] per month. Customer will receive an invoice from Interstate FiberNet for the monthly rental, and payment thereunder shall be due within 30 days after the receipt of the invoice. Customer shall pay a late fee on any delinquent amounts equal to the lesser of one and one-half ( 1 1/2) percent of the unpaid balance per month or the maximum lawful rate under state law.

      IV. Installation Charge. Customer will pay to Interstate FiberNet an installation charge of [_____] for all equipment initially installed or located in the POP space. There will be an additional charge for any equipment subsequently installed or located in the POP space. This charge will be computed in accordance with Exhibit A.

      V.    Obligations of Customer.

            1. The Equipment and any subsequent modifications thereto shall comply with the technical interface specification as outlined in the BellCore Publication TR-INS-000342 (High-Capacity Digital Special Access Service) and any other reasonable requirements that Interstate FiberNet may from time to time establish.

            2. Customer shall install or arrange for the installation, maintenance and connectivity of the Equipment. Interstate FiberNet will provide a representative to observe and inspect the installation of the Equipment.

            3. Customer shall be responsible for the proper maintenance and repair of the Equipment, including any maintenance or repair Interstate FiberNet determines is necessary to eliminate any potentially unsafe or undesirable condition. If Customer fails to rectify the condition to Interstate FiberNet's satisfaction within ten (10) days after notification, Interstate FiberNet may undertake or arrange for the required maintenance and/or repair. Customer shall then reimburse Interstate for all costs relating to such maintenance or repair, including the costs of all labor and materials. Such maintenance and repair costs shall be in accordance with the rates set forth in Exhibit A attached to this Agreement, plus the actual cost incurred by Interstate FiberNet for third party vendors for such maintenance and repairs. There shall be an additional administrative fee over and above the costs set forth herein of [___________________] of the total bill.

            4. Customer must obtain and maintain liability and contractual liability insurance coverage in an amount adequate to protect both Interstate FiberNet and the Customer against loss or damage. Such coverage must be at least in the amount of $1,000,000 per occurrence. Evidence of such insurance must be provided to Interstate FiberNet.

            5. Upon sixty (60) days prior written notice or, in the event of an emergency, such time as may be reasonable, Interstate FiberNet may require Customer to relocate the Equipment; provided, however, the site of relocation shall afford comparable environmental conditions for the Equipment and comparable accessibility to the Equipment. All costs of relocation of the Equipment shall be borne by Customer; provided, however, Customer shall not be required to pay for the cost of improving the POP space to which the Equipment may be relocated.

      VI.   Obligations of Interstate FiberNet

            1. Interstate FiberNet agrees to provide Customer with reasonable access to POP space during regular business days between the hours of 8:00 AM and 5:00 PM to the extent that such access is related to the operation, maintenance or repair of the Equipment. Interstate FiberNet shall make reasonable efforts to grant Customer access to the POP space and the Equipment at other times upon twenty-four (24) hour notice to designated Interstate FiberNet personnel. In case of emergency, Interstate FiberNet personnel. In case of emergency, Interstate FiberNet shall make reasonable efforts to provide Customer access to the POP space and Equipment upon two (2) hours notice to Interstate FiberNet personnel. During such access, Interstate FiberNet personnel must be present at all times. Customer shall reimburse Interstate FiberNet for all costs relating to such access, including labor associated with non-business day access, according to the rates set forth in Exhibit A. All of Customer's rights of access under this Section shall be terminated upon termination of this Agreement.

            2. Interstate FiberNet will provide Customer with power, set forth in Exhibit D attached hereto, a required for Equipment. Should Customer's power usage in any month cause Interstate FiberNet's power usage to exceed by ten percent (10%) the average monthly usage for the following year, then Customer must reimburse Interstate FiberNet the actual cost of the extra power usage.

      VII. Interstate FiberNet Liability. IN THE EVENT OTHER THAN AS A RESULT OF ITS WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, SHALL INTERSTATE FIBERNET LIABILITY ARISING OUT OF THE FULFILLMENT OF THIS AGREEMENT OR ITS PROVISION OF SERVICES HEREUNDER EXCEED THE AMOUNT OF $10.00. IN NO EVENT SHALL

INTERSTATE FIBERNET BE LIABLE TO CUSTOMER OR ANY OTHER PERSON, FIRM OR ENTITY IN ANY RESPECT, INCLUDING WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, PUNITIVE, OR FOR ANY OTHER DAMAGES, OR FOR ANY OTHER LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT. INTERSTATE FIBERNET MAKES NO COMPLETENESS OF FITNESS FOR ANY PURPOSE OF THE SERVICES CONTEMPLATED UNDER THIS AGREEMENT OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY INTERSTATE FIBERNET ARE HEREBY EXPRESSLY EXCLUDED AND DISCLAIMED.

      VIII. Indemnification. Customer shall indemnify, defend and hold Interstate FiberNet harmless against any claims, actions or cause of action arising out of any act or omission by Interstate FiberNet or Customer and any of their directors, officers, agents, servants, subsidiaries, affiliates, employees, attorneys and/or customers related to the fulfillment of this Agreement or provision of services thereunder, including payment of Interstate FiberNet's reasonable attorney's fees and costs.

      IX. Default. The Customer shall be considered in default of this Agreement if:

            (1) Customer shall fail to cause any rental installment to be received by Interstate FiberNet before the (10) days after the due date;

            (2) If Customer violates or fails to perform or fulfill any covenant or provision of this Agreement, or fails to perform or cause any repair or modification to the Equipment required by Interstate FiberNet within thirty (30) days following notification; or

            (3) If Customer undergoes bankruptcy; dissolution; financial failure or insolvency; receivership; sale or merger with another person, corporation or other legal entity unless approved in advance by Interstate FiberNet.

            (4) In the event of Customer's default of this Agreement, the entire rent due Interstate FiberNet for the unexpired term of this Agreement shall become due and demanded, together with all reasonable costs, attorney's fees, expenses, and damages which may have been suffered or incurred by Interstate FiberNet. Interstate FiberNet may also terminate the Agreement and evict Customer from the premises should Customer fail to cure the default within ten (10) days after receipt of notice sent to

Interstate FiberNet setting forth the method of default. Interstate FiberNet reserves the right to proceed one or more times against Customer for past due installments of rent and such installments as shall become due before Customer is evicted, together with all reasonable costs, fees, attorney's fees, expenses and damages incurred or suffered by Interstate FiberNet. Customer expressly waives all legal notice to vacate the premises after expiration of cure period.

      X. Confidentiality. During the term of this Agreement, Interstate FiberNet and Customer shall use their best efforts to keep the terms and conditions, including prices, contained in this Agreement, from competitors, the public or others who may gain benefit from such knowledge, unless required by law to divulge such information to regulatory authorities, unless authorized in writing to reveal such information, or unless required to do so in connection with enforcing that party's rights hereunder.

      XI. Successors and Assigns. The rights and obligations of Customer and Interstate FiberNet under this Agreement shall ensure to the benefit of and shall be binding upon the successors and assigns of Customer and Interstate FiberNet. Neither party shall delegate its obligations and responsibilities or assign its benefits hereunder without written consent of the other.

      XII. Governing Law. The validity, construction, interpretation and enforceability of the Agreement shall be governed by the laws of the State of Georgia and all legal proceedings involving this Agreement or otherwise relating to the transactions described herein shall be brought in Troup County, Georgia.

      XIII. Entire Agreement. This Agreement contains the entire agreement between Customer and Interstate FiberNet and there are no representations, inducements or other provisions other than those expressed herein. No modifications, waiver or discharge of any provision or breach of the Agreement shall be effective unless it is executed in writing by Customer and Interstate FiberNet.

      XIV.  General.

            1. Any actions in the fulfillment of this Agreement or provision of services hereunder will not create a partnership or joint venture between the Customer and Interstate FiberNet.

            2. In the event the POP space is owned by a third party and leased to Interstate FiberNet, no provision of this Agreement shall operate to violate the agreement between Interstate

FiberNet and the said third party, and Customer shall be required to observe any and all requirements of the agreement between Interstate FiberNet and the third party, as if those requirements were set forth herein.

            3. No subsequent agreement between Interstate FiberNet and Customer concerning the services contemplated under this Agreement shall be effective or binding unless it is made in writing by authorized representative of the parties hereto, and no representation, promise, inducement or statement of intention has been made by either party which is not embodied herein.

      XV. Notice. Notice under this Agreement shall be in writing and delivered to the persons whose names and business addresses appear below, and or otherwise provided to by proper notice hereunder, and the effective day of any notice under this Agreement shall be the date of delivery or refusal of such notice and not the date of mailing.

      If to Interstate FiberNet:    Interstate FiberNet
                                    206 West 9th Street
                                    P.O. Box 510
                                    West Point, Georgia 31833
                                    Attention: Beverly Brewster

      If to Customer:               CyberNet Holding Inc.
                                    1239 O.G. Skinner Drive
                                    West Point, Georgia  31833
                                    Attention:  Rickey Luke

      XVI. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.


In Witness Whereof, the parties have executed this Contract as of the date set forth at the beginning of the Agreement.

ACCEPTED BY:                            ACCEPTED BY:

(Customer)

CyberNet Holding Inc.                   Interstate FiberNet
1239 O.G. Skinner Drive                 206 West 9th Street
West Point, Georgia  31833              West Point, Georgia  31833


By:   /s/ William E. Morrow             By:   /s/ Steven D. Moses
      ---------------------                   -------------------
Name:     William E. Morrow            Name:  Steven D. Moses
Title:    CEO & President             Title:  Sr. Vice President
Date:     July 8, 1997                Date:   July 10, 1997

                                    EXHIBIT A


                         INTERSTATE FIBERNET LABOR RATES

1.  STANDARD RATE                             [______] PER HOUR

   8:00 AM to 5:00 PM
   Monday through Friday

2.  OVERTIME RATES                            [______] PER HOUR

   Prior to 8:00 AM and after 5:00 PM
   Monday through Friday

3.  PREMIUM TIME                             [_______] PER HOUR

   All other times

[_______] MINIMUM APPLIES TO ALL RATES


   24 Hour Interstate FiberNet contact:  800-374-2350

                  ***INFORMATION IN THIS EXHIBIT HAS BEEN
                  OMITTED PURSUANT TO A REQUEST FOR
                  CONFIDENTIAL TREATMENT.  THE OMITTED
                  PORTIONS HAVE BEEN FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE
                  COMMISSION.***

                                    EXHIBIT B


                                    EQUIPMENT

Quantity                                Type

1.  [____________]

2.

3.

4.

                                    EXHIBIT C


                                 SPACE FOOTPRINT

                                    EXHIBIT D


                               POWER REQUIREMENTS

                                     5 AMPS.



                                       11